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                                                                   EXHIBIT 10.42

                              AMENDMENT NO. 2 TO
            THE AMENDED AND RESTATED MATTEL 1996 STOCK OPTION PLAN

        The Amended and Restated Mattel 1996 Stock Option Plan (the "Plan") is hereby amended as set forth below.

1. Section 2 of the Plan is hereby amended, effective as of November 4, 1999, by adding new Paragraphs (b), (t), (v), and (w), reading in their entirety as follows:

        (b) "Cause" shall mean (1) "Cause" as defined in any individual employment agreement between the Company or an affiliate and the Participant, or (2) if there is no such individual employment agreement or if it does not define Cause: (A) an act or acts of dishonesty on the Participant's part which are intended to result in the Participant's substantial personal enrichment at the expense of the Company; (B) repeated violations by the Participant of the Participant's obligations to the Company that are demonstrably willful and deliberate on the Participant's part and that resulted in material injury to the Company;
        (C) conduct of a criminal nature that has or that is more likely than not to have a material adverse effect on the Company's reputation or standing in the community, or on its continuing relationships with its customers or those who purchase or use its products; or (D) fraudulent conduct in connection with the business or affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others.

        (t) "Rights Agreement" shall mean the Rights Agreement, dated as of February 7, 1992, as amended by an amendment dated as of May 13, 1999 and an amendment dated as of November 4, 1999 by and between the Company and BankBoston N.A., a national banking association, formerly, The First National Bank of Boston, and not giving effect to any amendments subsequent to November 4, 1999.

        (v) "Softkey" shall mean Softkey Software Products Inc., an Ontario corporation.

        (y) "Softkey Exchangeable Shares" shall mean the Exchangeable Shares (as such term is defined in the Rights Agreement) in the capital stock of Softkey.

2. Section 2 of the Plan is hereby amended, effective as of November 4, 1999, by renumbering the current Paragraphs (b) through (r) as (c) through (s), (s) as (u) and (t) through (w) as (x) through (aa).

3. Section 9 of the Plan is hereby amended, effective as of November 4, 1999, to read in its entirety as follows:

        (a) Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates:
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              (i)   The date which is ten (10) years from the date on which
        the Option is granted or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder; or

              (ii) Except to the extent the terms of an Option permit its later termination, the date that is ninety (90) days from the date of the Severance of the Participant to whom the Option was granted; provided, however, that if the Participant's Severance is as a result of death or the Participant's becoming Disabled, then the date shall be extended to one (1) year from the date of the Severance of the Participant to whom the Option was granted; or

              (iii) The date of the Participant's Severance for Cause.

        (b) Except to the extent the terms of an Option permit its later termination, notwithstanding the provisions of Paragraph (a) above, in the case of a Participant who incurs a Severance after the attainment of age fifty-five (55) and the completion of five (5) years of service (as determined for a Participant who is also an employee of the Company in accordance with the terms of the Mattel, Inc. Personal Investment Plan), the Participant's Non-Qualified Stock Options will continue to vest for five (5) years following Severance, and the Participant will be able to exercise his or her Non-Qualified Stock Options until the earlier of (i) five (5) years following Severance or (ii) the date on which the Options would otherwise expire.

        (c) Additionally, except to the extent the terms of an Option permit its later termination, notwithstanding Paragraphs (a) and (b) of this
        Section 9 and Section 20, in the case of a Participant who incurs a Severance other than for Cause during the 18-month period following a Change in Control, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (1) the longer of (a) two years from such date of Severance or (b) such other period as may be provided in the Plan for such Severance or as the Committee may provide in the option agreement, or (2) until expiration of the stated term of such Option, whichever period is shorter.

4. Section 19 of the Plan is hereby amended, effective as of November 4, 1999, to read in its entirety as follows:

        (a) In the event of a Change in Control (as defined below), all Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control and all restrictions and conditions of all Grants of Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control.

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        (b)   "Change in Control" shall mean:

              (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company, including the shares of common stock of the Company issuable upon an exchange of Softkey Exchangeable Shares that are not owned by the Company or any corporation controlled by the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1),
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     the following shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any corporation controlled by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a Person of 20% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company or of Softkey Exchangeable Shares by Softkey which, by reducing the number of shares of common stock of the Company or Softkey Exchangeable Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial
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     owner of 20% or more of either the Outstanding Company Common Stock or the
     Outstanding Company Voting Securities by reason of a share acquisitions by the Company or by Softkey as described above and shall, after such share acquisitions by the Company or Softkey, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control or (E) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section; provided, further, however, that for purposes of this
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     subsection (l), any Investing Person (as such term is defined in the Rights
     Agreement) shall be deemed not to be a beneficial owner of any Investment Shares (as such term is defined in the Rights Agreement) and the holder of the Mattel Special Voting Preferred Share (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of such Mattel Special Voting Preferred Share; or

              (2)   Individuals who, as of the date hereof, constitute the
     Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a
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     director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual

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     were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (3) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

5. The foregoing amendments to the Plan shall apply (i) with respect to awards granted under the Plan on or after November 4, 1999, as of the date of grant, and (ii) with respect to awards previously granted under the Plan, effective as of February 10, 2000.


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          IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed, effective as set forth above.

                              MATTEL, INC.

                              By:  /s/ Alan Kaye
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                              Name:   Alan Kaye
                              Title:  Senior Vice President Human Resources

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